Exhibit 10.1

STOCK ISSUANCE CANCELLATION AGREEMENT

THIS STOCK ISSUANCE CANCELLATION AGREEMENT (this "Agreement") is made and entered into effective as of March 20, 2017 (the “Effective Date”), by and between Global Future City Holding, Inc., a Nevada corporation (the "Company"), and Big Name Group Co. Ltd., a British Virgin Islands corporation controlled by Mr. Ning (Sam) Liu (“Mr. Liu”), the Company’s former Chief Executive Officer and Master Power Holdings Group (each a “Stockholder” and collectively the "Stockholders”). The Company and Stockholders may collectively be referred to herein as the “Parties” or individually as “Party.”

WITNESSETH:

WHEREAS, the Stockholders are the record and beneficial owners of a total of 8,349,906 shares of common stock, $0.001 par value, of the Company (the “Shares”);

WHEREAS, Mr. Liu has experienced certain legal challenges in the People’s Republic of China (“PRC”) which caused the Company to initially require his resignation as an officer and director of the Company and its subsidiaries;

WHEREAS, due to continued delay in the PRC with regards to Mr. Liu’s legal challenges, the Company and the Stockholders believe it is in its best interest to have the Shares cancelled and returned to the Company’s treasury;

WHEREAS, the Stockholders and the Company have agreed to cancel the Shares as consideration for the significant hardship suffered by the Company as a result of Mr. Liu’s legal challenges;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Cancellation of Shares. Upon the terms and subject to the conditions set forth in this Agreement, upon execution hereof, the Stockholders shall deliver to the Company the certificate(s) representing the Shares, duly executed for cancellation, or accompanied by stock powers duly executed in blank (with a medallion guarantee or such other evidence of signature as the Company's transfer agent may require) whereupon the officers of the Company shall cancel the Shares by delivering such certificate(s) to the Company's stock transfer agent for such cancellation. Upon cancellation, the Shares shall be returned to the Company’s treasury and be authorized, but unissued shares.

2. Representations of Stockholder. The Stockholders, jointly and severally, represent and warrant to the Company, as of the date hereof, that:

a.	Each Stockholder has the legal capacity to execute, deliver and perform his/her/its obligations under this Agreement. This Agreement has been duly executed and delivered by each Stockholder and is a valid and legally binding agreement of each Stockholder enforceable against him/her/it in accordance with its terms.

b.	Each Stockholder is the sole holder of record of the Shares held in the name of that Stockholder and the beneficial owner of those Shares, free and clear of all liens and encumbrances, and there exists no restriction on the transfer of the Shares to the Company. Upon execution hereof, each Stockholder shall deliver to the Company good and marketable title to the Shares, held in that Stockholder’s name, free and clear of all liens and encumbrances.

c.	No action has been taken by any of the Stockholders that would give rise to a claim against the Company for a brokerage commission, finder's fee or other similar payment with respect to the transactions contemplated by this Agreement.

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3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without regard to conflict-of-laws rules.

4. Jurisdiction and Venue. The Parties agree that the state and federal courts located in the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under or pertaining to the terms of this Agreement.

5. Undertakings. The Stockholder and the Company, and each of them, hereby agree to take whatever action and execute whatever additional documents may be reasonably necessary or advisable in order to carry out and effectuate the intent and purpose of this Agreement.

6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

7. Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall apply to, are binding on, and shall inure to the benefit of the Parties, their respective agents, representatives, successors, assigns, and all other persons or entities acting under, through or for the Parties

8. Voluntary Agreement. The Parties have entered into this Agreement voluntarily, having fully read and fully understanding the meaning and effect of all of its terms and provisions, and fully understanding its and their risks. The Parties have had the opportunity to consult with their own legal counsel concerning this Agreement, and have conducted such inquiry as they deem necessary and advisable prior to entering into this Agreement. To the extent the Parties have utilized the same counsel in their representation in the negotiation of this Agreement and its exhibits, the Parties waive as a defense to this Agreement any claim of conflict of interest. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

9. Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings.

10. Absence of Other Obligations. The Stockholders’ represent and warrant that the Company does not owe the Stockholders any compensation, monetary or otherwise, including, but not limited to, accrued but unpaid salary, benefits, commissions, royalties, reimbursement of expenses, share issuances or any remuneration of any type.

11. Release by Stockholders. Each Stockholder hereby knowingly and voluntarily releases, acquits and forever discharges Company from any and all actions, causes of action, claims, suits, demands, rights, damages, costs, invoices, expenses (including but not limited to attorneys’ fees), accounts, judgments, executions, debts, obligations, rights of contribution and indemnification, and any and all other liabilities of any kind or nature whatsoever, either in law or in equity, whether matured or unmatured, and whether known or unknown, from the beginning of time up to and including the Effective Date. Each Party hereby acknowledges they have an understanding of and have been advised by the counsel of their own choice of the provisions of California Civil Code section 1542 with respect to the release of claims as set forth above and specifically waive their rights in connection therewith. California Civil Code section 1542 reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each of the Parties understands and acknowledges the significance and consequences of the specific waiver of his, her or its rights under California Civil Code section 1542 and hereby assumes full responsibility for and releases any and all claims which may occur or which later become known to such party.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first indicated above.

The Company:

Global Future City Holdings, Inc.

        /s/ Michael Dunn

By: Michael Dunn

Its:  President

The Stockholders:

Signed: /s/ Ning Liu

               Big Name Group Co. Ltd

By:         Ning Liu

               Shares Surrendered: 1,235,906

               Certificate No. 591

Signed: /s/ Yong Liu

By:         Master Power Holdings Group

              Yong Liu

              Shares Surrendered: 7,114,000

              Certificate No. 263

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